NEWS RELEASE
FOR IMMEDIATE RELEASE	Contact:	P. G. Perez
Corporate Secretary
(936) 637-5267

LUFKIN ANNOUNCES ROBERT D. LESLIE, VICE PRESIDENT, TREASURER
AND CFO, TO RETIRE IN MAY 2008

Lufkin, Texas (Feb. 15, 2008) - Lufkin Industries, Inc. (NASDAQ: LUFK) today announced that Robert D. Leslie, Vice President, Treasurer and Chief Financial Officer, plans to retire effective May 7, 2008.  Mr. Leslie, age 62, began his service with the Company in October 1992.  The Board has identified Christopher L. Boone, Corporate Controller, to succeed Mr. Leslie as the Company’s Vice President, Treasurer and Chief Financial Officer following Mr. Leslie’s retirement.  Mr. Boone has been an employee of the Company since 1993 and Corporate Controller of the Company since 1999.

Lufkin Industries, Inc. sells and services oil field pumping units, foundry castings, power transmission products and highway trailers throughout the world.  The Company has vertically integrated all vital technologies required to design, manufacture and market its products.